Exhibit 10.1

PROMISE TO ENTER INTO A PURCHASE AND SALE OF LAND AGREEMENT

This Promise to Enter Into a Purchase and Sale of Land Agreement (the "Agreement") is entered into by and between Harvard California, S. de R.L. de C.V. and/or its designee (the "Buyer") and Desarrollo Urbano Los Encinos S.A. de C.V. (the "Seller"), in accordance with the following recitals and clauses.

RECITALS

Whereas, Seller is a corporation duly organized and existing pursuant to the laws of Mexico and is the legal owner of a tract of land with a total area of approximately 10.193055 acres, equivalent to approximately 41,250.00 square meters (the "Property"), located at the Villa Florida Industrial Park (the "Park"), in the City of Reynosa, Tamaulipas, Mexico, identified as Block 1, Lot 7 of the Villa Florida Industrial Park, as more fully described on Exhibits "A" and "B", attached hereto and made a part hereof for all purposes, and as outlined on the map attached hereto as Exhibit "C";

Whereas, Seller is willing to transfer the Property, as hereafter provided, to Buyer and/or its designee. Whereas the Seller agrees to hold the Buyer harmless from any liens which may be placed on the Property prior to closing and further warrant that the Property is free from any and all liens, attachments, mortgages, use or agrarian restrictions, encumbrances, easements, disputes, controversies or limitations, of any type, which in any way may hinder (i) the transfer of Sellerownership to the Buyer and, (ii) the use of the Property for industrial purposes, except as provided in the rules and restrictive covenants of the Park (the "Restrictive Covenants") attached hereto as Exhibit "D";

Whereas, the Property is zoned for industrial use and development by the competent authorities in the City of Reynosa, Tamaulipas, Mexico;

Whereas, Seller has the authority and capacity to enter into this Agreement;

Whereas, the Property is located within the approved limits of the Park, in the City of Reynosa, Tamaulipas, Mexico;

Whereas, Buyer is a limited liability company duly organized and existing pursuant to the laws of Mexico;

Whereas, in furtherance of its corporate purposes, Buyer desires to acquire full and direct ownership of the Property, as hereafter provided; and

Whereas, Buyer has the authority and capacity to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, agreements, undertakings and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

CLAUSES

I. (a) Seller promises, covenants, warrants, represents and agrees to transfer, at the price set forth in Clause I (b) below, full ownership rights and good, clean title to the Property, under the terms and conditions of this Agreement, to Buyer and/or its designee, in order to allow Buyer to acquire unrestricted direct ownership over the Property. Transfer shall take place before the closing of business on July 15, 2005. Buyer will have no obligation to close the transaction contemplated herein in the event that any of these representations and warranties and those in Clause III or any of the conditions hereunder are not true, valid or met on the Closing Date, and Buyer, may terminate this Agreement without further obligations or liability to Buyer and Escrow Agent shall promptly return the entire balance of the Escrow Funds to Buyer upon written instructions given by Buyer to Escrow Agent.

(b) The total price ("Purchase Price") to be paid by Buyer to Seller for the purchase of: 1) the unrestricted ownership rights to the Property; 2) 764 KVAs of electric power delivered to the Property, ready for connection to the transformers, shall be Nine Hundred Sixty Eight Thousand Three Hundred Forty 23/100 US Dollars (U.S.$968,340.23). Buyer shall pay to Seller the Purchase Price as follows:

(i) Twenty Thousand 00/100 US Dollars (U.S.$20,000.00) shall be held in escrow (the "Escrow Funds") by Martin, Drought & Torres, Inc., 200 South 10th Street, Suite 1111, McAllen, Texas 78501 ("Escrow Agent") and shall be released to Seller at Closing.

(ii) The balance of Nine Hundred Forty Eight Thousand Three Hundred Forty 23/100 US Dollars) (U.S.$948,340.23), shall be paid to Seller at Closing.

(iii) Closing shall take place before the closing of business on July 15, 2005 (the "Closing" or "Closing Date").

In the event closing on transfer of title does not take place for causes attributable to Buyer the Escrow Funds shall be delivered to Seller by Escrow Agent. Should Closing not occur for causes attributable to Seller (such causes to include, but not limited to, non-compliance with the conditions under Article VI below), the Buyer may: (i) demand the immediate –and Escrow Agent shall-- return the Escrow Funds to Buyer without any responsibility to Escrow Agent; (ii) extend the Closing Date no longer

than sixty (60) calendar days; or (iii) demand specific performance of this Agreement by Seller.

(c) All payments made by Buyer to Seller --and all refunds, if any, to be made by Seller to Buyer-- under this Agreement shall be made in United States Dollars. The Deed of Transfer shall, however, reflect the corresponding Mexican peso amount, taking into account the rate of exchange of the Mexican Peso for the purchase of U.S. Dollars quoted by Banco de Mexico (Mexico's Central Bank) applicable on the date actual payment is made.

(d) The transfer of title to the Buyer will be carried out through a public instrument (the "Deed of Transfer")which shall contain the purchase and sale of the Property executed by Buyer and Seller. The terms of such purchase and sale instrument will be prepared in accordance with the terms and conditions contained herein.

(e) Seller and Buyer hereby agree that this Agreement may be assigned by Buyer to any holding, affiliate or subsidiary of Buyer or to any company or entity directly or indirectly controlled or owned, in whole or in part, by Buyer or Buyer's shareholders.

II. To the extent that the conditions contemplated in Article VI hereof are not fulfilled, this Agreement shall become null and void, with no legal effect whatsoever, and Buyer, at Buyer's sole discretion, (i) shall be fully reimbursed for the sums paid in accordance with Article I Section (b) hereof, (ii) extend the Closing Date for no longer than sixty (60) calendar days or, (iii) demand specific performance of this Agreement by Seller.

III. All representations and warranties of the parties made in this Agreement shall survive the closing. Seller represents and guarantees that: (i) they have the authority and capacity to enter into this Agreement; (ii) the Property shall be free and clear of any liens, attachments, mortgages, use or agrarian restrictions, encumbrances, easements, disputes, controversies or limitations of any type, except as provided in the Restrictive Covenants, at the time when Seller convey title to the Property to the Buyer or its designee; (iii) the Property is zoned industrial for all legal purposes and that the Villa Florida Industrial Park has been totally approved by all competent Mexican governmental authorities; (iv) Seller has applied for and obtained the necessary permits and licenses, if any, to subdivide or reorganize the Property, so as to enable Seller to legally transfer the ownership of the Property; (v) there has not been any release on, under, or from the Property of any hazardous materials, substances, pollutant or contaminant and further that Seller is now, and in the past have been in compliance with (a) any and all federal, state or local statutes, regulations, codes, ordinances, plans, orders, decrees, judgments, rules, grants, restrictions, requirements and injunctions relating to the environment, natural resources, human health or safety; and (b) any and all permits, consents, licenses, approvals, registrations, certifications and authorizations required under any and all environmental law. Seller shall indemnify, defend and hold harmless each of Buyer, any entity affiliated with Buyer and any director, officer, employee or agent of any of them from and

against all damages, including reasonable attorneys' fees and expenses and other professional fees and expenses, interest and penalties in connection therewith which may be sustained by Buyer and arise from (i) any incorrect or untrue warranty, representation, covenant or agreement of Seller made in this Agreement; (ii) any pollution or contamination of the environment or damage to natural resources on or, under or from the Property caused before the closing date.

IV. Seller hereby authorize Buyer to survey the Property at Buyer's own cost. The access by Buyer to the Property shall not constitute or be construed as a lease, easement, covenant running with the land, or any transfer of a legal interest in real property nor delivery of the possession thereof. Buyer after the execution of the Deed of Transfer will be allowed to construct its industrial buildings on the Property using an area as allowed by applicable law, regulations or by the Restrictive Covenants.

V. All costs, expenses and fees or any other payments related to the execution of this Agreement or those documents contemplated herein shall be paid by Buyer. Seller shall be responsible for their income tax pertaining to the transfer of the Property. The real estate transfer tax, appraisal expenses, notary public and recording expenses shall be paid by Buyer.

VI. The validity and legal existence of this Agreement, and any obligation that the Buyer may have to purchase the Property or complete the transaction contemplated herein is subject to the following conditions precedent, which are for the sole benefit of the Buyer and may be waived by the Buyer upon written notice to the Seller:

(a) The zoning of the Property for industrial purposes by any competent federal, state or municipal authorities;

(b) A Phase I environmental will be conducted by Buyer on the Property. All costs and expenses related to this study shall be borne by Buyer;

(c) Seller applying for and obtaining the necessary permits and licenses, if any, to subdivide or reorganize the Property, so as to enable Seller to legally transfer the ownership of the Property;

(d) The Property shall, at the time of closing, be free and clear of any liens, attachments, mortgages, use or agrarian restrictions, encumbrances, easements, disputes, controversies or limitations of any type, except as provided in the Restrictive Covenants.

(f) That Seller is the legal owners of the Property.

(g) Seller shall deliver, prior to the Closing Date: 1) Feasibility letter from *Comisión Federal de Electricidad* (CFE) for the supply of 2,000 KVAs of electric power

delivered to the Property, ready for connection to the transformers; 2) Feasibility for domestic water supply by *Comisión Municipal de Agua Potable y Alcantarillado* (*COMAPA*) at 18 GPMs at 45 PSI; and 3) Feasibility for Natural gas supply by *Maxigas* at 13,000,000 BTUs at 5 PSI per hour. The Buyer agrees to pay all connection and usage fees and costs for the utilities described above.

In the event that any of these conditions precedent is not met by Seller, or waived by the Buyer, prior to the Closing Date, then the Buyer may terminate this Agreement without liability or further obligation to Seller.

VII. Seller shall pay for all taxes, charges, assessments and utilities charges in connection with the Property up to the Closing Date.

Buyer shall pay for all taxes, charges, assessments and utilities charges in connection with the Property after the Closing Date.

VIII. Immediately after the Closing Date, Buyer shall join the Villa Florida Industrial Park Owners Association and will be responsible for the maintenance fees for security, landscaping, public lighting, trash collection, and general maintenance allocated to the Property as per the Association's ongoing rates and internal regulations (the "Assessments"). Provided, however, that the Assessments shall be borne by Seller until the start-up of operations of Buyer (or Buyer's assignee) in the building to be built on the Property, or after one year from the date of execution of this Agreement, the first to happen.

IX. Desarrollo Urbano Los Encinos S.A.de C.V. ("DULE") hereby grants to Buyer or Buyer's designee the right of first refusal (the "First Right of Refusal") for the purchase of Lot 4, Block 3 of the Park (the "Optioned Property"), as depicted on Exhibit "E" hereof at a price of Ninety Five Thousand 00/100 U.S. Dollars (U.S.$95,000.00) per acre with seventy five (75) KVA's of electric capacity per acre included in such price. The First Right of Refusal shall be maintained from the date hereof and for a period of twelve (12) months following the date when Closing occurs (the "Term"). "DULE" shall communicate to Buyer, in writing and shall attach any bona fide offer made or received by "DULE" for the sale, lease or otherwise disposal of the Optioned Property in part or in its entirety, and Buyer shall have thirty (30) calendar days following reception of the notice from "DULE" to communicate to "DULE" its desire to exercise the First Right of Refusal; provided, however, that in the event the particular transaction is not consummated between "DULE" and "DULE's" prospective purchaser, the First Right of Refusal shall automatically be reinstated by Seller for Buyer's benefit.

X. Whenever it shall be necessary or desirable for either of the parties to serve any notice or demand upon the other party pursuant to the provisions of this Agreement, such notice or demand shall be served personally or via overnight courier sent to the addresses set forth below, until otherwise directed in writing by the party which wishes to change its address:

Buyer: Harvard California, S. de R.L. de C.V.
c/o Indian Industries, Inc.
817 Maxwell Avenue
Evansville, Indiana 47711
U.S.A.
Phone: (812) 467-1200
Fax: (812) 467-1300
Attention: President

With Copy to:
Hector Coronado
Martin, Drought & Torres, Inc.
200 South 10th Street
McAllen, Texas, 78501
Fax: (956) 686-2610

Seller: Desarrollo Urbano Los Encinos S.A. de C.V.
Av. Los Encinos #1000
Parque Industrial Villa Florida
Reynosa, Tamaulipas, Mexico
Phone 011-52-899-293000
Fax: 011-52-899-9290379
Attention: Martin Alberto Anzaldua Garza
and Jorge Rosas Ramirez

With copy to:
Gabriel Soberón Palacios
Colón 360 Ote.
Reynosa Tamaulipas, CP 88500
México.
Phone 011-52-899-922-4970
Fax: 011-52-899-922-4968

Escrow Agent:
Martin, Drought & Torres, Inc.
200 South 10th Street
McAllen, Texas, 78501
Fax: (956) 686-2610

Attention: Ernest Aliseda

XI. IN THE EVENT OF ANY CONTROVERSY ARISING FROM THIS AGREEMENT, THE PARTIES EXPRESSLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE COMPETENT COURTS IN THE CITY OF REYNOSA, TAMAULIPAS, MEXICO, EXPRESSLY WAIVING ANY OTHER JURISDICTION OR FORUM THAT MIGHT CORRESPOND TO THEM DUE TO THEIR PRESENT OR FUTURE DOMICILES OR FOR ANY OTHER REASON WHATSOEVER. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE APPLICABLE LAWS GOVERNING REYNOSA, TAMAULIPAS, MEXICO.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 20th day of JUNE, 2005.

Seller:
Desarrollo Urbano Los Encinos S.A. de C.V.

By: [signature]
Print Name: Martin Anzaldua
Its: Attorney in fact

By: [signature]
Print Name: JOSE PORFIRIO CANTU
Its: Attorney in fact

Buyer:

Harvard California, S. de R.L. de C.V.

By: [signature]
Print Name: RICHARD DALE MILBURN
Its: Legal Representative

Witness: [signature]

(Print or Type Name)
STEVEN D CARTER

Witness:

(Print or Type Name)

[initials]

Reserva del Derecho de Vía que alojará la Avenida de conexión entre el Libramiento Sur - Reynosa y la Carretera a Monterrey con el Puente Internacional Anzalduas


Lote 3
185.00
250.00
3
185.00
Lote 4 mza. 3
165.00
Superficie = 40,665.00 m2.
250.00
241.00
100.00
9.00
35.00
30.00
35.00
35.00
140.00
Reserva IV
Sector "C" Habitacional
Avenida de Los Encinos
Lote 8
Calle Perejiles
Lote 6
244.00
1
163.20
70.00
20.00
20.00
50.00
50.00
70.00
Subestación Eléctrica CFE
Lote 7 mza. 1
Superficie = 41,250.00 m2.
250.00
250.00
165.00
Calle Vista Encanto
Lote 6-A
Lote 6-B
Límite lote 6 mza. 1
Límite lote 7 mza. 1
Derecho de vía C.F.E. 10.80 metros
Derecho de vía C.F.E. 4.20 metros
℄ Línea de C.F.E.